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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407-1033

  April 5, 2007

  Dear Fellow Stockholder:

  You are cordially invited to attend the Annual Meeting of the Stockholders of Sealed Air Corporation scheduled to be held on Friday, May 18, 2007 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663. Your Board of Directors and senior management look forward to greeting you at the meeting.

  At this meeting, you will be asked to elect the entire Board of Directors of the Company and to ratify the selection of KPMG LLP as the Company's independent auditor for 2007. These matters are important, and we urge you to vote in favor of the nominees and the ratification of the appointment of the independent auditor.

  Regardless of the number of shares of common stock you own, it is important that you vote them in person or by proxy at the meeting. Stockholders of record can vote via the Internet, telephone or mail. Instructions for voting via the Internet and telephone are set forth in the attached Proxy Statement and on your proxy card. You may also vote your shares by signing, dating and mailing the enclosed proxy in the return envelope provided. Your prompt cooperation is appreciated.

  On behalf of your Board of Directors, we thank you for your ongoing support.

  Sincerely,

  William V. Hickey
  President and
  Chief Executive Officer

Notice of Annual Meeting of Stockholders

May 18, 2007

The Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation (the "Company"), will be held on May 18, 2007 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663 (the "Annual Meeting"). The purposes for the Annual Meeting are to elect the entire Board of Directors (Proposals 1 though 9); to ratify the appointment of the Company's independent auditor (Proposal 10); and to transact such other business as may properly come before the meeting (Proposal 11). The individual proposals are as follows:

1.
Election of Hank Brown as a Director of the Company.

2.
Election of Michael Chu as a Director of the Company.

3.
Election of Lawrence R. Codey as a Director of the Company.

4.
Election of T. J. Dermot Dunphy as a Director of the Company.

5.
Election of Charles F. Farrell, Jr., as a Director of the Company.

6.
Election of William V. Hickey as a Director of the Company.

7.
Election of Jacqueline B. Kosecoff as a Director of the Company.

8.
Election of Kenneth P. Manning as a Director of the Company.

9.
Election of William J. Marino as a Director of the Company.

10.
Ratification of the appointment of KPMG LLP, an Independent Registered Public Accounting Firm, as the independent auditor of the Company for the fiscal year ending December 31, 2007.

11.
In accordance with the Proxy Committee's discretion, upon such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 27, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A copy of the Company's 2006 Annual Report to Stockholders has been sent or made available to all stockholders of record. Additional copies are available upon request.

The Company invites you to attend the meeting so that management can review the past year with you, listen to your suggestions, and answer any questions you may have. In any event, because it is important that as many stockholders as possible be represented at the meeting, please review the attached Proxy Statement promptly and carefully and then vote via the Internet or telephone by following the instructions for voting set forth in the attached Proxy Statement and on your proxy card, or complete and return the enclosed proxy card in the accompanying post-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted by proxy.

The only voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share. The Company will keep a list of the stockholders of record at its principal office at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033 for a period of ten days prior to the Annual Meeting.

By Order of the Board of Directors

H. KATHERINE WHITE
 Secretary

Elmwood Park, New Jersey
April 5, 2007

SEALED AIR CORPORATION
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407-1033

PROXY STATEMENT
Dated April 5, 2007

For the 2007 Annual Meeting of Stockholders

General
Information

This Proxy Statement is being furnished to the holders of the common stock, par value $0.10 per share (the "Common Stock"), of Sealed Air Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the 2007 Annual Meeting of Stockholders (the "Annual Meeting"), and at any adjournments. The enclosed proxy is being solicited by the Board of Directors of the Company. The Company is first mailing this Proxy Statement and the enclosed proxy to stockholders on or about April 5, 2007.

The Annual Meeting is scheduled to be held:

Date:	Friday, May 18, 2007
Time:	10:00 a.m., Eastern Time
Place:	Saddle Brook Marriott Garden State Parkway at I-80 Saddle Brook, New Jersey 07663

Your vote is important. Please see the detailed information that follows.

Questions and
Answers About
the Annual
Meeting and the
Recent Stock Split

The Annual Meeting

Q:
What are the Stockholders voting on?

A:
•  Election of the entire Board of Directors

The nine nominees are:

    Hank Brown
    Michael Chu
    Lawrence R. Codey
    T. J. Dermot Dunphy
    Charles F. Farrell, Jr.
    William V. Hickey
    Jacqueline B. Kosecoff
    Kenneth P. Manning
    William J. Marino

•  Ratification of KPMG LLP as the Company's independent auditor for 2007

Q:
Who can vote?

A:
Holders of record of Sealed Air Common Stock at the close of business on March 27, 2007 will be entitled to vote at the Annual Meeting. Each issued and outstanding share is entitled to one vote.

Q:
How do I vote my shares?

A:
Stockholders of record may vote via the Internet, telephone or mail. The proxy card contains a web site address and a toll free telephone number that you may use to vote. If you choose to vote by mail, the Company has provided a postage-paid envelope. For your information, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save the Company the expense of a second mailing if you vote promptly.

Q:
How do I vote via the Internet?

A:
Stockholders of record may vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return your proxy card. Please see the proxy card for instructions.

Q:
How do I vote by telephone?

A:
Stockholders of record may vote by calling the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return your proxy card. Please see the proxy card for instructions.

Q:
How do I vote by mail?

A:
If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Q:
How will my proxy be voted?

A:
Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your specification. If you do not make a voting specification, your shares will be voted in the manner recommended by the Board of Directors as shown in this Proxy Statement and on the proxy card.

Q:
May I change my vote? May I revoke my proxy?

A:
Whatever method you use to vote, you may later revoke your proxy at any time before it is exercised by: (i) voting via the Internet or telephone at a later time; (ii) submitting a properly signed proxy with a later date; or (iii) voting in person at the Annual Meeting.

Q:
Can I vote at the Annual Meeting?

A:
The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in "street name," that is, in the name of a bank, broker or other holder of record, you must obtain a written proxy, executed in your favor, from the record holder to be able to vote at the meeting. If you hold shares in the Company's Profit-Sharing Plan or the Company's 401(k) Thrift Plan, you cannot vote those shares in person at the Annual Meeting; see the question and answer below. The Company will treat all shares that have been voted properly, and all proxies that have not been revoked, as being present for the purpose of

Questions and
Answers About
the Annual
Meeting and the
Recent Stock Split

determining the presence of a quorum at the Annual Meeting. The persons named in the proxy will vote all of these shares at the meeting.

Q:
How do I vote if I participate in the Company's Profit-Sharing Plan or 401(k) Thrift Plan?

A:
For each participant in the Company's Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company ("Fidelity"), trustee for the Profit-Sharing Plan, for the shares of Common Stock allocated to the participant's account in the Plan. For each participant in the Company's 401(k) Thrift Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, which also acts as trustee for the 401(k) Thrift Plan, for the shares of Common Stock allocated to the participant's account in the Plan. Internet and telephone voting are also available to plan participants. Fidelity will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 5:00 p.m. (Eastern Time) on May 15, 2007. The terms of each plan provide that Fidelity will vote shares allocated to the accounts of participants who do not provide timely voting instructions in the same proportion as shares it votes on behalf of participants who provide timely voting instructions.

Q:
What if my broker holds shares in street name for me?

A:
Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers who hold shares in street name for customers have the authority to vote on specified items when they have not received instructions from their customers who are the beneficial owners of the shares. The Company understands that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise this authority to vote on the election of directors and the ratification of the appointment of the Company's independent auditor. For the purpose of determining a quorum, the Company will treat as present at the meeting any proxies that are voted to abstain, including any proxies containing broker non-votes, on any matter to be acted upon by the stockholders.

Q:
What if other matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. The Company does not know of any other matters to be presented for consideration at the Annual Meeting.

The Recent Stock Split

Q:
How does the Company's recent stock split affect this Proxy Statement?

A:
On February 16, 2007, the Company's Board of Directors declared a two-for-one stock split of its Common Stock in the form of a stock dividend. As a result, on March 16, 2007 stockholders received an additional share of Common Stock for every share they owned as of the close of business on March 2, 2007, which was the record date for the stock split. The Company has adjusted all share amounts and prices per share in this Proxy Statement to reflect the stock split. When we refer to the "Stock Split" later on in this Proxy Statement, this is the transaction that we are referring to.

Q:
What are the effects of the Stock Split on my voting?

A:
If you held shares before the record date for the Stock Split, then those shares, together with the shares issued to you in the Stock Split, represent the same proportionate equity in the Company that you held before the Stock Split.

Vote Required
for Election
or Approval

Introduction

The only voting securities of the Company are the outstanding shares of its Common Stock. As of the close of business on March 27, 2007, 161,340,906 shares of Common Stock were issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on March 27, 2007, the record date, will be entitled to notice of and to vote at the Annual Meeting. A majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for the purpose of determining a quorum.

Election of Directors: Majority Vote Requirement

Each director will be elected by a vote of the majority of the votes cast with respect to that director, where a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" the director. Shares voted to "abstain" will not be counted for the purpose of determining whether a director is elected. Under the Company's Certificate of Incorporation, its By-laws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. Since all of the nominees for election as directors at the Annual Meeting are currently in office, if any of the nominees is not elected, then the By-laws provide that the director shall offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will consider and act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the decision of the Nominating and Corporate Governance Committee or of the Board of Directors. If the Board of Directors accepts such resignation, then the Board of Directors can fill the vacancy resulting from that resignation or can reduce the number of directors that constitutes the entire Board of Directors so that no vacancy exists.

Ratification of KPMG LLP

The ratification of KPMG LLP as the Company's independent auditor for 2007 and any other matters to be considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Corporate
Governance

Corporate Governance Guidelines

The Board has adopted and operates under Corporate Governance Guidelines that reflect the Company's current governance practices in accordance with applicable statutory and regulatory requirements, including those of the Securities and Exchange Commission (the "SEC") and the NYSE. The Corporate Governance Guidelines are available on the Company's web site at www.sealedair.com and are available in print, without charge, to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033.

Independence of Directors

Under the Corporate Governance Guidelines and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board annually reviews the independence of all non-employee directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. A copy of the Company's current director independence standards is attached to this Proxy Statement as Annex A and posted on the Company's web site at www.sealedair.com. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence, the Board of Directors reviews all other relationships with the Company in order to conclude that each independent director has no material relationship with the Company either directly or indirectly.

The Board of Directors has determined that the following directors are independent: Hank Brown, Michael Chu, Lawrence R. Codey, Charles F. Farrell, Jr., Jacqueline B. Kosecoff, Kenneth P. Manning and William J. Marino. In evaluating the independence of the non-employee directors, the Board considered the following transactions, relationships or arrangements:

  •
  During 2005 and 2006, the Company purchased colors from Sensient Technologies Corporation in the amount of less than $120,000 in each year. One of our directors, Mr. Manning, serves as Chairman of the Board, President and Chief Executive Officer of Sensient and Mr. Brown and Mr. Hickey also serve as directors of that Company. Our Board determined that these immaterial transactions and relationships did not impair the independence of Mr. Manning or Mr. Brown.

  •
  During 2006, the Company donated $1,500,000 to Harvard Business School, as described more fully in note 4 to the 2006 Director Compensation Table below. Our Board determined that this donation did not impair the independence of Mr. Chu, who serves as a Senior Lecturer at Harvard Business School, in light of his role at Harvard Business School and the lack of any benefit to him from the donation other than the general benefits pertaining to any other academic or alumnus of the school.

Code of Conduct

For many years, the Company has had a Code of Conduct applicable to the Company and its subsidiaries. The Code of Conduct applies to all employees and to the Company's officers and directors. The Company also has a supplemental Code of Ethics for Senior Financial Executives that applies to the Company's Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions for the Company. The texts of the Code of Conduct and the Code of Ethics for Senior Financial Executives are posted on the Company's web site at www.sealedair.com and are available in print, without charge, to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033. The Company will post any amendments to the Code of Conduct and the Code of Ethics for Senior Financial Executives on its web site. In accordance with the requirements of the SEC and the NYSE, the Company will also post waivers applicable to any of its officers or directors from provisions of the Code of Conduct or the Code of Ethics for Senior Financial Executives on its web site. There have been no such waivers granted.

Communicating with Directors

Stockholders and other interested parties may communicate directly with the non-management directors of the Board by writing to Non-Management Directors, c/o Corporate Secretary at the Company's address shown on page 1, or by sending an email to directors@sealedair.com. In either case, the chair of the Nominating and Corporate Governance Committee will receive all correspondence and will communicate with the other directors as appropriate. Information on how to communicate with the non-management directors is posted on the Company's web site at www.sealedair.com.

Board of Directors
and Committees

Under the Delaware General Corporation Law and the Company's By-laws, the Company's business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees and to management.

The Board of Directors holds seven regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and the Company may call upon them for advice between meetings. Also, the Company encourages directors to attend director education programs.

The Corporate Governance Guidelines adopted by the Board provide that the Board will meet regularly in executive session without management in attendance. The Board currently holds three non-management executive sessions per year, all of which were held in 2006. One of these non-management executive sessions includes only independent directors. The Board designates a non-management director to preside at each executive session. The Board selects the presiding director at the regular meeting of the Board prior to the meeting at which a non-management executive session is scheduled. The chair of the Nominating and Corporate Governance Committee serves as the presiding director if no other director has been selected or if the selected presiding director is unable to serve.

Under the Corporate Governance Guidelines, the Company expects directors to regularly attend meetings of the Board and of all Committees on which they serve and to review the materials sent to them in advance of those meetings. Nominees for election at each annual meeting of stockholders are expected to attend the annual meeting. All of the nine nominees for election at the Annual Meeting this year currently serve as directors of the Company, and all except Mr. Brown attended the 2006 annual meeting. Mr. Brown was unable to attend as he was participating in commencement exercises for the University of Colorado, where he serves as President.

During 2006, the Board of Directors held eight meetings, excluding actions by unanimous written consent, and held three executive sessions with only non-management directors in attendance, one of which was attended only by independent directors. Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the Committees of the Board on which the director served during 2006.

The Company's Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these Committees consist only of independent directors. The Board of Directors has adopted charters for each of the Committees, which are reviewed annually by each Committee and the Board of Directors. The Committee charters are available on the Company's web site at www.sealedair.com and are available in print, without charge, to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033.

Audit Committee

The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for monitoring and overseeing the:

•
Company's internal control system, including information technology security and control,

•
Company's public reporting processes,

•
performance of the Company's internal audit function,

•
annual independent audit of the Company's consolidated financial statements,

•
integrity of the Company's consolidated financial statements,

•
Company's compliance with legal and regulatory requirements, and

•
retention, performance, qualifications, rotation of personnel and independence of the Company's independent auditor.

The independent auditor for the Company is directly accountable to the Audit Committee. The Audit Committee has the authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by the Company's stockholders at the annual meeting of stockholders.

Board of Directors
and Committees

The current members of the Audit Committee are Hank Brown, who serves as chair, Michael Chu, Lawrence R. Codey and Kenneth P. Manning. The Company's Board of Directors has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE applicable to the Company, is financially literate, and is an audit committee financial expert in accordance with the standards of the SEC. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies. The Audit Committee held sixteen meetings in 2006, excluding actions by unanimous written consent. During 2006, the Audit Committee met privately with representatives of the Company's independent auditor, KPMG LLP, on four occasions, met privately with the Company's Executive Director of Internal Audit on four occasions, and met privately with the Company's management on four occasions.

Nominating and Corporate Governance Committee

The principal responsibilities of the Nominating and Corporate Governance Committee are to:

•
identify individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board director nominees for the next annual meeting of stockholders and director nominees to fill vacancies or newly-created directorships at other times,

•
provide oversight of the corporate governance affairs of the Board and the Company, including developing and recommending to the Board the Corporate Governance Guidelines,

•
assist the Board in evaluating the Board and its Committees, and

•
recommend to the Board the compensation of non-management directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Codey, who serves as chair, Brown and Charles F. Farrell, Jr. The Company's Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. The Nominating and Corporate Governance Committee held four meetings in 2006, excluding actions by unanimous written consent.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company in accordance with a policy adopted by the Committee. Recommendations should be submitted to the Secretary of the Company in writing at the address shown on page 1, along with additional required information about the nominee and the stockholder making the recommendation. A copy of the policy is attached to this Proxy Statement as Annex B and posted on the Company's web site at www.sealedair.com.

The Nominating and Corporate Governance Committee and the Board have identified the qualifications for nomination to the Board. A copy of those qualifications is attached to this Proxy Statement as Annex C and posted on the Company's web site at www.sealedair.com. The process by which the Committee identifies and evaluates nominees for directors is the same regardless of whether the nominee is recommended by a stockholder. When the Board or the Nominating and Corporate Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chair of the Committee will initiate a search, seeking input from other directors and senior management and, if necessary, hiring a search firm. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Committee. At least one member of the Committee (preferably the chair) and the Chief Executive Officer of the Company will interview each qualified candidate; other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation on the candidate to the Board. While the Committee has the sole authority to engage a search firm to identify director candidates, to date it has not engaged any such firm.

The Company's By-laws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee under the policy and procedures described above. The By-laws require that timely notice of the nomination in proper

Board of Directors
and Committees

written form including all required information be provided to the Secretary of the Company. A copy of the Company's By-laws is posted on the Company's web site at www.sealedair.com.

Organization and Compensation Committee

The principal responsibilities of the Organization and Compensation Committee are to assist the Board in fulfilling its responsibilities relating to:

•
compensation of the Company's officers and the key employees of the Company and its subsidiaries,

•
performance of the Company's Chief Executive Officer and management,

•
management development and succession planning,

•
administration of the Company's 2005 Contingent Stock Plan, including authorizing awards under that plan, and

•
the Company-sponsored tax-qualified retirement plans.

The current members of the Organization and Compensation Committee are Mr. Farrell, who serves as chair, Mr. Chu, Jacqueline B. Kosecoff and William J. Marino. The Company's Board of Directors has determined that each current member of the Organization and Compensation Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. The Organization and Compensation Committee held five meetings in 2006, excluding actions by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

During 2006, Mr. Chu, Mr. Farrell, Dr. Kosecoff and Mr. Marino served as members of the Organization and Compensation Committee of the Company. None of the members of the Organization and Compensation Committee has been an officer or employee of the Company or any of its subsidiaries.

Director Compensation

Annual compensation for non-employee directors is comprised of the following components: annual or interim retainers (paid 50% in cash and 50% in shares of Common Stock or 100% in shares of Common Stock, at the election of each director, as described below), meeting and committee fees paid in cash, and other fees for special assignments or director education programs, paid in cash. A director may defer payment of annual or interim retainers until retirement from the Board of Directors, as described below. No directors deferred payment of the portion of the annual retainer payable in cash, if any, in 2006. The following table shows the total compensation that the Company paid to non-employee directors during 2006:

2006 Director Compensation Table

Director	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Change in pension value and nonqualified deferred compensation earnings[3] ($)	Total ($)

Hank Brown*	$83,375	$37,465	$ 3	$120,843
Michael Chu	71,125	37,465	5	108,595
Lawrence R. Codey*	36,750	74,878	26	111,654
T. J. Dermot Dunphy[4]	55,875	37,465	0	93,340
Charles F. Farrell, Jr.*	35,500	74,878	22	110,400
Jacqueline B. Kosecoff	50,375	37,465	5	87,845
Kenneth P. Manning	66,875	37,465	0	104,340
William J. Marino	28,000	74,878	26	102,904

*	Chair of Committee
[1]	This column reports the amount of cash compensation earned in 2006.
[2]
The amounts shown in the Stock Awards column represent the amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(revised) for the stock portion of the annual retainers for 2006 under the 2002 Stock Plan for Non-Employee Directors, described below under "Board Retainers" and "Payment of Retainers." The grant date fair value of these awards was $37,537 for directors Brown, Chu, Dunphy, Kosecoff and Manning and $75,021 for directors Codey, Farrell and Marino. For additional information, refer to Note 17, "Shareholders' Equity," of the Notes to the Company's consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC. Messrs. Codey and Marino received stock units under the Deferred Compensation Plan described below. All other directors listed in the table received shares of Common Stock. The number of shares or stock units paid as all or part of the annual retainer in 2006 was determined by dividing the amount of the annual retainer to be paid (either $37,500 or $75,000, at the election of each director) by the closing price of a share of Common Stock on May 12, 2006, the date of the 2006 Annual Meeting, at which meeting all of the non-employee directors were elected, and rounding up to the nearest whole share. As of December 31, 2006, the number of shares of Common Stock and the number of stock units (all as adjusted for the Stock Split) paid to non-employee directors under the 2002 Stock Plan for Non-Employee Directors since that Plan's inception were as follows:

Director	Number of Shares	Number of Stock Units
Mr. Brown	5,166	1,324
Mr. Chu	2,786	2,380
Mr. Codey	0	12,974
Mr. Dunphy	7,812	0
Mr. Farrell	2,846	10,128
Dr. Kosecoff	1,424	2,332
Mr. Manning	6,490	0
Mr. Marino	0	12,974
Directors are credited with dividend equivalents on stock units, as described under "Deferred Compensation Plan" below, which are not included in the table above.
[3]
The Sealed Air Corporation Deferred Compensation Plan for Directors described below provides quarterly interest credits at the prevailing prime rate less 50 basis points. SEC rules define "above market earnings" as interest credits that exceed 120% of the IRS "Applicable Federal Rate," or AFR. During 2006, the Plan rate was slightly higher than 120% of the AFR. The amounts in this column represent the above market earnings in 2006 on each director's unfunded cash account.
[4]
During 2006, the Company donated $1.5 million to the Harvard Business School in partial funding of a professorship in the name of Mr. Dunphy. Mr. Dunphy completed the funding for this professorship with donations totaling $4.5 million. Mr. Dunphy was Chief Executive Officer of the Company from March 1971 until his retirement in February 2000. He received a Master's degree in Business Administration from the school in 1956.

Director Compensation

Director Compensation Processes

The Company's director compensation program is intended to enhance the Company's ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of the Common Stock.

The Board reviews director compensation at least annually based on recommendations by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board base their determinations on director compensation on recommendations from the Company's management as well as commercially available survey data related to general industry director compensation at companies of comparable size. The Nominating and Corporate Governance Committee has the sole authority to engage a consulting firm to evaluate director compensation but to date has not engaged any such firm.

Board Retainers

Under the 2002 Stock Plan for Non-Employee Directors, each member of the Board of Directors who is neither an officer nor an employee of the Company and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board of Directors sets the amount of the annual retainer prior to the annual meeting based on the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors has set the annual retainer for 2007 at $75,000, which is the same level as for 2006.

A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is one-twelfth of the annual retainer paid to non-employee directors elected at the previous annual meeting for each full 30-day period during the period beginning on the date of election of the non-employee director and ending on the date of the next annual meeting provided for in accordance with the Company's By-laws.

During 2006, each current director of the Company except Mr. Hickey, who is an officer and employee of the Company, received an annual retainer in the amount of $75,000.

Payment of Retainers

The Company pays half of each retainer, whether annual or interim, in shares of its Common Stock and half in cash, provided that each non-employee director can elect, prior to becoming entitled to the retainer, to receive the entire retainer in shares of Common Stock. The Company calculates the number of shares of Common Stock issued as all or part of an annual retainer by dividing the amount payable in shares of Common Stock by the fair market value per share. The fair market value per share is the closing price of the Common Stock on the annual meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is the amount payable in shares of Common Stock divided by the fair market value per share on the date of the director's election to the Board. If any calculation would result in a fractional share of Common Stock being issued, then the Company rounds the number of shares to be issued up to the nearest whole share.

The Company pays the portion of a retainer that is payable in shares of Common Stock to the non-employee director promptly after he or she becomes entitled to receive it. Prior to the issuance of Common Stock to an eligible director or, if the director has elected to defer the retainer under the Deferred Compensation Plan for Directors, described below, prior to crediting the director's stock account with stock units representing the Common Stock, the director must pay the Company an issue price equal to the $0.10 per share par value of the Common Stock and agree to hold the shares of Common Stock covered by the award in accordance with the terms and conditions of the 2002 Stock Plan, which include restrictions on transfer as described below. The Company pays the portion of an annual retainer payable in cash, if any, in quarterly installments, and the portion of an interim retainer payable in cash, if any, in installments on the remaining quarterly installment dates for cash retainer payments to be made to non-employee directors elected at the most recent annual meeting.

Deferred Compensation Plan

The Sealed Air Corporation Deferred Compensation Plan for Directors permits a non-employee director to elect to defer all or part of the director's annual or interim retainer until the non-employee director retires from the Board. Each non-employee director has the opportunity to elect to defer the portion of the annual or interim retainer payable in shares of Common Stock. If a non-employee director

Director Compensation

makes that election, he or she may also elect to defer the portion, if any, of the annual or interim retainer payable in cash. The Company holds deferred shares of Common Stock as stock units in a stock account; the Company does not issue these shares until it pays the non-employee director, normally after retirement from the Board, so the non-employee director cannot vote the stock units. Deferred shares, when issued, are considered to be issued under the 2002 Stock Plan. The Company credits deferred cash and dividend equivalents on stock units to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. The non-employee director can elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

A director may not sell, transfer or encumber shares of Common Stock issued under the 2002 Stock Plan while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2002 Stock Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of the Company. During this period, the director, or the director's accounts under the Deferred Compensation Plan for Directors, if the director has elected to defer payment of the shares, is entitled to receive any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2002 Stock Plan. Since the Company holds deferred shares of Common Stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of Common Stock. The restrictions on the disposition of shares issued pursuant to the 2002 Stock Plan terminate upon the occurrence of specified events related to a change of control of the Company.

Other Fees and Arrangements

Each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives a fee of $2,000 per year for serving as a member of the Committee. The chair of the Audit Committee receives an additional fee of $4,000 per year, and the chair of each of the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives an additional fee of $2,000 per year. Each non-employee director receives a fee of $1,500 for each Board or Committee meeting attended that is held in person (regardless of whether the director attends by conference telephone) and a fee of $750 for each Board or Committee meeting attended that is held by conference telephone. Non-employee directors who undertake special assignments at the request of the Board or of any Committee of the Board, or who attend a director education program, receive a fee of $1,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings. The Company pays these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above. Directors are permitted to participate in the Company's matching gift program, whereby the Company will match gifts to educational institutions on a one-to-one basis to a maximum of $5,000 per participant in any calendar year, on the same basis as employees.

Director Stock Ownership Guidelines

In order to align the interests of directors and stockholders, we believe that our directors should have a significant financial stake in the Company. To further that goal, we adopted stock ownership guidelines for non-employee directors during 2006. The stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, require that they hold shares of Common Stock and stock units under the Sealed Air Corporation Deferred Compensation Plan for Directors equal in aggregate value to two and a half times the annual retainer in 2006 (or $187,500). Directors have five years from adoption of the stock ownership guidelines or from first election as a director, whichever comes later, to reach the guidelines. As of March 27, 2007, all directors had met the guidelines except Dr. Kosecoff, who joined the Board in May 2005.

Election of Directors

At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has designated as nominees for election the nine persons named below, all of whom currently serve as directors of the Company.

Shares of Common Stock that are voted as instructed on the proxy card and in this Proxy Statement will be voted in favor of the election as directors of the nominees named below unless otherwise specified in the proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which the Company does not anticipate, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the holder of the proxy.

Information Concerning Nominees

The information appearing in the following table sets forth, for each nominee as a director, the nominee's business experience for the past five years, the year in which the nominee first became a director of the Company or of the former Sealed Air Corporation (described in note 1 below), and the nominee's age as of January 31, 2007. There are no family relationships among any of the Company's directors or officers.

Name	Business Experience	Director Since[1]	Age
Hank Brown	President of the University of Colorado since August 2005. Formerly President and Chief Executive Officer of The Daniels Fund, a charitable foundation, from July 2002 until August 2005, and President of the University of Northern Colorado from July 1998 until June 2002. Director of Sensient Technologies Corporation.	1997	66
Michael Chu	Senior Partner and Founding Partner of Pegasus Capital, a private investment firm deploying equity capital in Latin America, since August 2000. Senior Lecturer on the faculty of the Harvard Business School since July 2003.	2002	58
Lawrence R. Codey	Former President of Public Service Electric and Gas Company, a public utility, until his retirement in February 2000. Director of New Jersey Resources Corporation and United Water Resources, Inc.	1993	62
T. J. Dermot Dunphy	Chairman and Chief Executive Officer of Kildare Enterprises, LLC, a private equity investment and management firm. Chairman of the Board of the Company from 1998 to November 2000. Chief Executive Officer of the Company from March 1971 until his retirement in February 2000. Advisory Committee member of Graham Packaging Holdings Co.	1969	74
Charles F. Farrell, Jr.	President of Crystal Creek Associates, LLC, an investment management and business consulting firm.	1971	76

Election of Directors

Name	Business Experience	Director Since[1]	Age
William V. Hickey	President and Chief Executive Officer of the Company. Director of Public Service Enterprise Group Incorporated and Sensient Technologies Corporation.	1999	62
Jacqueline B. Kosecoff	Chief Executive Officer, Ovations Pharmacy Solutions, UnitedHealth Group, a health and well-being business, since December 2005. Formerly Executive Vice President, Specialty Companies, PacifiCare Health Systems, Inc., a consumer health organization, from July 2002 to December 2005. From 1998 to July 2002, President and Founder of Protocare, Inc., which developed and tested drugs, devices, biopharmaceutical and nutritional products, and provided related consulting and analytic services. Director of STERIS Corporation.	2005	57
Kenneth P. Manning	Chairman, President and Chief Executive Officer of Sensient Technologies Corporation, an international supplier of flavors, colors and inks. Director of Badger Meter, Inc. and Sensient Technologies Corporation.	2002	65
William J. Marino	President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey, a not-for-profit health service corporation.	2002	63
[1]	On March 31, 1998, the Company completed a multi-step transaction, one step of which was a combination of the Cryovac business with the former Sealed Air Corporation. The period of service before that date includes time during which each director served continuously as a director of the Company or of the former Sealed Air Corporation.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and any persons owning ten percent or more of the Common Stock to file reports with the SEC to report their beneficial ownership of and transactions in the Company's securities and to furnish the Company with copies of the reports.

Based upon a review of the Section 16(a) reports furnished to the Company, along with written representations from or on behalf of executive officers and directors that no such reports were required during 2006, the Company believes that all required reports were timely filed during 2006.

Voting Securities

The only voting securities of the Company are the outstanding shares of its Common Stock. As of the close of business on March 27, 2007, 161,340,906 shares of Common Stock were issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on March 27, 2007 will be entitled to notice of and to vote at the Annual Meeting.

Beneficial Ownership Table

The following table sets forth, as of the date indicated in the applicable Schedule 13G with respect to each person identified as having filed a Schedule 13G, and as of March 27, 2007 with respect to each other person or group, the number of outstanding shares of Common Stock and percentage of the class as of March 27, 2007 beneficially owned:

•
by each person known to the Company to be the beneficial owner of more than five percent of the then outstanding shares of Common Stock,

•
directly or indirectly by each current director, nominee for election as a director, and named executive officer who is included in the Summary Compensation Table below, and

•
directly or indirectly by all directors and executive officers of the Company as a group.

Beneficial Owner	Shares of Class Beneficially Owned[1]		Percentage of Outstanding Shares in Class
Davis Selected Advisers, L.P.[2] 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	57,833,392		35.8
Capital Research and Management Company and The Growth Fund of America, Inc.[3] 333 South Hope Street Los Angeles, California 90071	25,420,000		15.8
Jonathan B. Baker	59,898	[6]	*
Hank Brown	16,486	[4]	*
Michael Chu	6,026	[4,5]	*
Lawrence R. Codey	68,200	[4,5]	*
David B. Crosier	56,000		*
T. J. Dermot Dunphy	926,824	[5]	*
Charles F. Farrell, Jr.	7,046	[4,5]	*
William V. Hickey	812,001	[6]	*
David H. Kelsey	73,616	[5,6]	*
Jacqueline B. Kosecoff	1,824	[4]	*
Kenneth P. Manning	23,690		*
William J. Marino	10,000	[4]	*
Robert A. Pesci	163,222	[5,6]	*
J. Stuart K. Prosser	37,740		*
All directors and executive officers as a group (28 persons)	2,921,347	[7,8]	1.8
*
Less than 1%.

1
The Company has adjusted all share numbers in this table, and throughout this Proxy Statement, to reflect the Stock Split distributed on March 16, 2007.

2
The ownership information set forth in the table is based on information contained in a Schedule 13G/A dated December 31, 2006 filed with the SEC by Davis Selected Advisers, L.P. ("Davis") with respect to ownership of shares of Common Stock, which indicated that Davis has sole voting and dispositive power with respect to 57,833,392 shares.

3
The ownership information set forth in the table is based on information contained in a Schedule 13G/A dated February 7, 2007, jointly filed by Capital Research and Management Company ("Capital") and The Growth Fund of America, Inc. ("Growth") with respect to

Voting Securities

ownership of shares of Common Stock which indicated that Capital had sole voting power with respect to 9,960,000 shares and sole dispositive power with respect to 25,420,000 shares and that Growth had sole voting power with respect to 10,578,000 shares.

4
The number of shares of Common Stock listed in the table does not include 42,102 stock units held in the stock accounts of the non-employee directors under the Sealed Air Corporation Deferred Compensation Plan for Directors. Each stock unit represents one share of Common Stock. Holders of stock units cannot vote the shares represented by the units; see "Director Compensation—Deferred Compensation Plan" above. The following numbers of stock units held by non-employee directors are set forth opposite their respective names below.

Hank Brown	1,324
Michael Chu	2,380
Lawrence R. Codey	12,974
Charles F. Farrell, Jr	10,128
Jacqueline B. Kosecoff	2,322
William J. Marino	12,974
5
The number of shares of Common Stock listed for Mr. Chu includes 2,000 shares for which he shares voting and investment power with a family member. The number of shares of Common Stock listed for Mr. Codey includes 10,000 shares held by his spouse and 4,000 shares held in an individual retirement account. The number of shares of Common Stock held by Mr. Dunphy includes 64,800 shares held by him as custodian for a family member and 10,000 shares held by a charitable foundation for which he shares voting and investment power. The number of shares of Common Stock held by Mr. Farrell includes 4,200 shares held in a trust. The number of shares of Common Stock listed for Mr. Kelsey includes 200 shares held by a family member. The number of shares of Common Stock listed for Mr. Pesci includes 1,000 shares held by a family member.

6
This figure includes shares of Common Stock held in the Company's Profit-Sharing Plan trust fund with respect to which the respective directors and executive officers of the Company and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. As of March 27, 2007, approximately 2,700,969 Common Stock share equivalents were held in the trust fund under the plan, representing approximately 1.7% of the outstanding shares of Common Stock. The approximate numbers of share equivalents held by directors and named executive officers under the plan are set forth opposite their respective names below.

Jonathan B. Baker	6,952
William V. Hickey	28,853
David H. Kelsey	330
Robert A. Pesci	52,776
Directors and executive officers as a group	154,687
7
This figure includes, without duplication, all of the outstanding shares of Common Stock referred to in notes 5 and 6 above as well as 24,000 shares with respect to which an executive officer shares voting and investment power with a spouse, 3,194 shares held by or for a family member of an executive officer of the Company and 6,602 shares held in the trust fund for the Company's 401(k) Thrift Plan with respect to which executive officers of the Company who are not named in the above table may be deemed to be beneficial owners. As of March 27, 2007, approximately 490,537 Common Stock share equivalents were held in the trust fund for the 401(k) Thrift Plan, representing approximately 0.3% of the outstanding shares of Common Stock.

8
None of the Company's directors or executive officers has pledged shares of the Common Stock as security.

Executive
Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

The Organization and Compensation Committee of the Board of Directors has responsibility for establishing and implementing the Company's executive compensation philosophy. This committee, which we will refer to as the "Compensation Committee," ensures that the total compensation paid to the Company's executive officers and other executives is fair, reasonable and competitive. Generally the types of compensation and benefits provided to the executive officers of the Company are similar to those provided to the other executives and managers of the Company.

Throughout this Proxy Statement, the individuals included in the Summary Compensation Table below are referred to as the "named executive officers."

Compensation Philosophy and Objectives

The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives and to attract new executives with the skills and attributes needed by the Company. The compensation program is intended to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders and to create an identity of interests between the Company's executives and its stockholders.

The Compensation Committee considers comparative executive compensation levels and practices based on information from relevant peer companies as well as commercially available survey data related to general industry executive compensation at companies of comparable size. However, the Compensation Committee historically has not set compensation levels at any specific level as compared to compensation levels at other companies. In reaching its decisions, the Compensation Committee is guided by its own judgment and those sources of information, such as compensation surveys, that the Compensation Committee considers relevant.

Committee Processes; Role of Executive Officers in Compensation Decisions

The Compensation Committee conducts an annual compensation review during the first quarter of each year. The Compensation Committee makes all compensation decisions for the executive officers of the Company as well as for all other executives whose base salary equals or exceeds $175,000 per year, which number has increased to $200,000 per year after February 2007. The Chief Executive Officer of the Company submits salary and bonus recommendations to the Compensation Committee for the other executive officers as well as for the other executives whose compensation is set by the Compensation Committee. Following a review of those recommendations, the Compensation Committee approves cash bonuses for the prior year and salary adjustments and cash bonus objectives for the current year for those employees with such modifications to the Chief Executive Officer's recommendations as the Compensation Committee considers appropriate. Also, the Compensation Committee may adjust salaries or cash bonus objectives for specific executive officers or other executives from time to time during the year when there are significant changes in the responsibilities of those employees.

The Chief Executive Officer reviews recommendations for awards under the Company's 2005 Contingent Stock Plan from the executive officers and other executives who report to him and in turn makes recommendations for such awards to the Compensation Committee at most of its meetings. Awards are generally effective on the date of the meeting at which they were approved. However, when an award is to be made to an executive officer who is traveling or otherwise not available to make the required filing regarding such award with the SEC on a timely basis, then at the meeting the award is given an effective date after the date of the meeting so that the filing can be made on a timely basis. Dates for Compensation Committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

The Compensation Committee reviews the Chief Executive Officer's performance and compensation with the other non-employee directors. Based on that review, the

Executive
Compensation

Compensation Committee evaluates the performance of the Chief Executive Officer, reviews the Compensation Committee's evaluation with him, and makes all compensation decisions for the Chief Executive Officer.

The Chief Executive Officer also recommends the annual goals to be established under the Performance-Based Compensation Program and the executives who will be participants for that year, both of which are presented to the Compensation Committee for approval during the first quarter of each calendar year.

In November 2006, the Compensation Committee engaged Frederic W. Cook & Co., Inc., a compensation consulting firm, to review the Company's existing executive compensation practices and programs with respect to the competitiveness of the Company's executive compensation and the alignment of annual and long-term incentive compensation with Company objectives, and to make recommendations for changes in those practices and programs. With the Compensation Committee's consent, the Company also engaged the firm to review compensation programs for specified groups of non-executive employees.

While the review of executive compensation programs is still ongoing, in early 2007 the Compensation Committee approved a peer group to be used to benchmark executive compensation levels and programs during 2007. The peer group was developed based on recommendations from the Company's management and the consulting firm and comprises public companies in packaging and related industries that are comparable based on sales, total assets, numbers of employees and market capitalization. The peer companies include:

Aptar Group Inc.	Pactiv Corporation
Avery Dennison	Rexam PLC
Corporation	Silgan Holdings Inc.
Ball Corporation	Sonoco Products
Bemis Company, Inc.	Company
Crown Holdings, Inc.	Spartech Corporation
MeadWestvaco
Corporation

A comparison of cash compensation levels for the Company's executive officers with the cash compensation levels for executive officers of the peer companies showed that compensation levels for many of the Company's executive officers had fallen behind levels at the peer companies. As a result, the Compensation Committee determined to increase salaries and cash bonus objectives in early 2007 for the named executive officers more than in prior years. For the named executive officer group, other than Mr. Prosser, salaries effective March 1, 2007 and 2007 cash bonus objectives were established as follows:

Name	Salary as of 3/1/2007	2007 Cash Bonus Objective
Mr. Hickey	$575,000	$575,000
Mr. Kelsey	400,000	240,000
Mr. Crosier	380,000	210,000
Mr. Pesci	400,000	240,000
Mr. Baker	310,000	95,000

These cash bonus objectives, as well as the Company's annual and long-term incentive plans, may be revised after continued review of executive compensation levels and programs. Revisions would be made with the expectation that changes in incentive compensation levels and programs would motivate high levels of performance and better align incentive compensation with the Company's annual and long-term strategic objectives.

Components of Compensation

The elements of total compensation paid by the Company to its executive officers, including the named executive officers, consist of the following:

•
salaries;

•
annual cash bonuses tied to performance;

•
awards under the Company's 2005 Contingent Stock Plan (which replaced the 1998 Contingent Stock Plan upon approval of the 2005 Contingent Stock Plan at the 2005 Annual Meeting);

•
benefits under our retirement and health and welfare programs; and

•
perquisites and other personal benefits.

Salaries

We establish the relative base salary levels for our executive officers to reflect each executive officer's scope of responsibility and accountability within the company and to be part of a competitive total compensation package.

Executive
Compensation

Cash Bonuses

A significant portion of each executive officer's total annual compensation opportunity is in the form of a target cash bonus objective. In 2006, for the Chief Executive Officer, the target cash bonus objective was set at 100% of annual base salary, for the Senior Vice Presidents in the range of 40% to 60% of annual base salary, and for the other executive officers at approximately 30% of annual base salary, depending on the level of responsibility of the officer. We provided the Chief Executive Officer with a greater cash bonus objective because he has a greater opportunity to directly impact our performance. In early 2007, for the Chief Executive Officer and the other executive officers who head a business unit or corporate function and report directly to him, we determined the amount of the 2006 annual cash bonus earned by reviewing the extent to which we attained ten Company-wide goals established early in 2006 in the following areas:

Company-wide Goals Established in 2006	Results

Financial Goals*:
Diluted earnings per share of at least $3.00 per share	Achieved ($3.04 per share)
Net operating profit after tax (NOPAT) at or above $393 million	Did not achieve ($372 million)
Company return on assets at or above 9.8% (based on NOPAT)	Did not achieve (9.0%)
Total overhead expenses below goal	Did not achieve
Headcount at or below 2005 level, excluding acquisitions	Achieved
Safety Goal:
Improve safety record (total recordable incident rate, or TRIR) to less than 1.98	Achieved (TRIR was 1.83)
Develop People and Careers Goal:
Implement a formal talent development process	Achieved
Performance Improvement and Corporate Responsibility Goals:
Achieve 5% improvement in manufacturing quality from 2005 level	Achieved
Improve Company-wide material yield by 1% over 2005 level	Improved but did not achieve full objective
Increase percentage of raw materials converted to saleable product from 2005 level	Improved but did not achieve full objective

*  Financial goals were measured excluding charges related to the implementation of the Company's global manufacturing strategy and restructuring charges during 2006. These goals are not presented in accordance with U.S. Generally Accepted Accounting Principles. Amounts are not adjusted for the Stock Split.

Also, executive officers who headed functional units, including Mr. Kelsey and Mr. Crosier, had additional departmental goals, and executive officers who headed business unit or regional operations, including Mr. Pesci and Mr. Baker, had additional business unit or regional operating profit goals.

The goals were established at levels that were expected to be challenging but achievable.

We selected these performance measures because we believed that they collectively best indicated successful management of our business. We deliberately did not include performance measures based on our stock price for this purpose. While we take note of the performance of the Company's Common Stock in our compensation decisions, we recognize that our stock price is subject to factors, including factors affecting the securities markets generally, that are unrelated to the Company's performance. Rather, we believe that successful performance in the areas described above should in the long run be reflected in our stock prices.

The performance measures were not given specific weightings. Rather, the Chief Executive Officer and the Compensation Committee exercised their respective judgments after reviewing all of the results in reaching a determination as to the level of overall attainment.

Executive
Compensation

Determinations of 2006 cash bonuses were made based upon achievement of five of the ten Company-wide goals for 2006 with emphasis placed on the diluted earnings per share goal (and in addition for Mr. Kelsey and Mr. Crosier additional departmental goals and for Mr. Pesci and Mr. Baker additional business unit operating profit goals for 2006). In view of the achievement of the diluted earnings per share goal and the substantial progress made on the other corporate goals noted above, the Chief Executive Officer recommended and the Compensation Committee agreed to award 2006 cash bonuses at 100% of objective based on the extent of achievement of Company-wide goals. Both Mr. Kelsey's department and Mr. Crosier's department met departmental goals. Mr. Pesci's business unit exceeded its 2006 operating profit goals, but Mr. Baker's business unit did not fully achieve its 2006 operating profit goals.

For those of our executive officers, including Mr. Prosser, who did not head one of the Company's business units or corporate functions during 2006, we followed a different process, which was the process generally used in determining 2006 cash bonuses throughout the entire Company. For these executives, cash bonuses were determined based on a review of achievement of both financial and individual performance goals established at the beginning of the performance year. For the financial goals, the Compensation Committee gave greatest weight to achievement of targets for Company-wide diluted earnings per share and, for divisional and regional executives, divisional and regional operating profit. Other financial measures for individual executive officers could include net sales, net earnings, return on investment, measures of expense control, balance sheet items and EBITDA. The specific financial targets upon which annual cash bonus objectives were based were tied to reasonable growth expectations. The individual goals were based on customized management objectives established for the executive within his or her particular area of responsibility. The approach to 2006 cash bonuses for most executive officers was generally consistent with the approach we have used in past years. However, depending on the conclusions of the review of executive compensation programs being conducted by the Compensation Committee with the assistance of its consulting firm (described above), we may change our approach to cash bonuses for 2007 and later years.

Stock Grants

We believe that stock ownership by our executive officers is the clearest, most direct way to align their interests with those of our stockholders. We therefore provide long-term incentive compensation through periodic awards of restricted stock or restricted stock units under the 2005 Contingent Stock Plan.

The Compensation Committee makes awards under the 2005 Contingent Stock Plan both to reward short-term performance with equity-based compensation and to motivate the recipient's long-term performance. Awards under the Plan are not made annually to an executive officer as part of the officer's total annual compensation package. Rather, the Compensation Committee regularly reviews the stock ownership of executive officers and other executives and their performance, and, when it deems it appropriate, makes awards under the Plan to reflect the contributions of those individuals to specific Company achievements and to provide motivation toward the achievement of additional strategic objectives.

Awards made under the Plan include design features to focus the recipient on our longer term performance and the impact that performance should have on our stock performance. Specifically, awards are subject to forfeiture for three years after they are granted, or such longer period as may be determined by the Compensation Committee, upon the termination of an employee's employment during the vesting period other than as a result of death or total disability. The risk of forfeiture terminates upon the occurrence of any of the events related to change of control of the Company specified in the Plan. Awards made under this Plan may not be sold, transferred or encumbered by the employee while they are subject to forfeiture. Awards are expensed over the three-year vesting period. In addition, the awards are taken into account as part of our stock ownership guidelines described below.

During 2006, the Compensation Committee made awards of restricted stock under the 2005 Contingent Stock Plan to Messrs. Hickey, Kelsey, and Pesci.

Depending on the conclusions of the review of executive compensation programs being conducted by the Compensation Committee

Executive
Compensation

with the assistance of its consulting firm (described above), we may change the approach to stock awards or other long-term equity incentive compensation during 2007 and in later years.

Retirement and Health and Welfare Programs

Our named executive officers participate in the retirement programs available generally to employees in the countries in which they work. In the U.S., our named executive officers participate in two defined contribution retirement plans, the Profit-Sharing Plan of Sealed Air Corporation and the Sealed Air Corporation 401(k) Thrift Plan. We do not offer any non-qualified excess or supplemental benefit plans or deferred compensation plans to our U.S. employees, including our named executive officers in the U.S.

Mr. Prosser participated in The Sealed Air UK Pension Plan, a defined benefit plan that was available to most of our U.K. employees until 2000, when it was closed to new members. The Sealed Air UK Pension Plan is described under the heading "Pension Benefits in 2006" below.

All of our named executive officers participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to employees in the countries in which they work.

Perquisites and Other Personal Benefits

All of our named executive officers are either provided with a Company-leased vehicle or paid a car allowance. For those in the U.S. who have a Company-leased vehicle, the Company pays them a fixed sum of $3,600 per year as partial reimbursement of the taxes applicable to the personal use of the vehicle. Employees who have a Company-leased vehicle are permitted to purchase the vehicle at the end of the lease term at a discount from the fair market value of the vehicle.

During 2006, the Company provided relocation benefits to Messrs. Crosier and Prosser. The relocation benefits were provided to Mr. Prosser, a resident of the U.K., in connection with work assignments in the U.S. The relocation benefits were provided to Mr. Crosier, a resident of Massachusetts, in connection with his work assignment at the Company headquarters in New Jersey.

Compliance with Section 162(m) of the Internal Revenue Code: Performance-Based Compensation Program

In light of gradually increasing compensation levels with a fixed $1 million limit on deductible compensation under Section 162(m) of the Internal Revenue Code, in early 2000, the Company adopted the Performance-Based Compensation Program of Sealed Air Corporation (the "Program"), which the Company's stockholders approved initially at the 2000 Annual Meeting and again (with amendments) at the 2005 Annual Meeting. The objective of the Program is to permit the Compensation Committee to make awards under the Company's 2005 Contingent Stock Plan and to approve cash bonuses under the Company's cash bonus arrangements that are subject to the attainment of pre-established objective performance goals that meet the requirements of Section 162(m) and are thus fully deductible even if compensation exceeds the $1 million limit. The Program provides for goals related to the following:

•
growth in net sales,

•
operating profit,

•
net earnings,

•
measures of cash flow,

•
measures of expense control,

•
earnings before interest and taxes (commonly called EBIT),

•
earnings before interest, taxes, depreciation and amortization (commonly called EBITDA),

•
earnings per share,

•
successful completion of strategic acquisitions, joint ventures or other transactions,

•
measures of return on assets, return on invested capital or return on equity,

•
shareholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Company's cost of capital), and

•
the ratio of net sales to net working capital,

or any combination of the foregoing goals. The Compensation Committee's practice has been to set several pre-established performance goals with a high level of performance required, where satisfaction of any of the goals will permit the Compensation Committee to approve

Executive
Compensation

fully tax-deductible cash bonuses for the year and stock awards during the following year up to the limit for such bonuses and awards provided in the Program, and to set lower levels of performance for the same goals where satisfaction of at least one of the lower levels will permit bonuses and awards to be granted in the amount of up to 25% of the limit provided in the Program.

During the first quarter of 2006, the Compensation Committee approved pre-established performance goals based upon calendar year 2006 performance for 2006 cash bonuses that would be paid in 2007 to Messrs. Hickey, Kelsey, Crosier, Pesci and Baker (but not to Mr. Prosser) and several other executives and for stock awards that the Compensation Committee may make in 2007 under the 2005 Contingent Stock Plan to the same group of officers and executives. The goals and the achievement levels required to allow the Compensation Committee to approve bonuses and awards up to the limit provided in the Program were as follows:

•
2006 diluted earnings per share (adjusted as described below) of at least $3.00 per share,

•
2006 operating expenses (as adjusted) less than 15.8% of 2006 net sales;

•
2006 net operating profit after tax (as adjusted) of at least $393 million, and

•
2006 net income (as adjusted) above $282 million.

Based on criteria established at the beginning of the performance period, the Compensation Committee adjusted the results on which performance achievements were based to eliminate the effects of specified items. The adjustments were intended to ensure that achievements represented the underlying performance of the core business. The adjustments were related to restructuring charges, goodwill amortization or impairment, litigation-related costs, capital markets transactions, mergers, acquisitions and divestitures and specified information systems expenses.

During the first quarter of 2007, the Compensation Committee certified achievement of two of the goals that had been established for calendar year 2006, which were those related to 2006 diluted earnings per share and 2006 net income, thereby permitting the Company to pay fully tax-deductible 2006 cash bonuses of up to $2.74 million to each of the participating executives and to make fully tax-deductible stock awards under the 2005 Contingent Stock Plan during 2007 in the amount of up to 322,000 shares to each of the participating executives. The Compensation Committee had the discretion to approve cash bonuses and stock awards lower than these maximum levels, including the possibility of making no stock awards to some executives. Since the objective of the Program is to ensure that cash bonuses and stock awards are performance-based and thus tax-deductible, the amounts of 2006 cash bonuses were established at lower levels based on the criteria discussed above under "Cash Bonuses," and 2007 awards under the 2005 Contingent Stock Plan will be determined as described above under "Stock Grants."

During the first quarter of 2007, the Compensation Committee established the same four goals under the Program for 2007 cash bonuses to be paid in 2008 and for stock awards that the Compensation Committee may make in 2008 under the 2005 Contingent Stock Plan, although the achievement levels required to be reached to permit the Compensation Committee to approve fully tax-deductible compensation were different than the levels established for 2006. Also, the Compensation Committee added a fifth goal based on 2007 operating profit as a percentage of 2007 net sales. The achievement levels will be disclosed in the proxy statement for the 2008 annual meeting of stockholders, along with identification of the goals achieved during 2007. All of the named executive officers except Mr. Prosser, as well as several other executives of the Company, are participants in the Performance-Based Compensation Program for 2007.

The Compensation Committee's policy is to structure executive compensation to be deductible without limitation where doing so would further the purposes of the Company's executive compensation program. Thus, both before and after the adoption of the Program, the Compensation Committee has authorized extensions of vesting dates for awards under the Company's 1998 Contingent Stock Plan to certain of the Company's executive officers that were not made under the Program.

The Compensation Committee believes that the prudent exercise of discretion in determining compensation will generally be in the best

Executive
Compensation

interests of the Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Compensation Committee may approve executive compensation that may not be fully deductible. During 2006, the Compensation Committee permitted stock awards to vest that had been made to Mr. Hickey in 1998 and 1999 for which the vesting dates had been extended in previous years, resulting in compensation of approximately $3.5 million that was not deductible by the Company under Section 162(m).

Employment and Severance Arrangements

We do not generally enter into employment agreements with executive officers or other employees except in countries outside the U.S. where such agreements are customary. However, in recent years, most exempt employees in the U.S. have been required to enter into a Non-Compete and Confidentiality Agreement with the Company at the time of hire. The Non-Compete and Confidentiality Agreement addresses the confidentiality of proprietary Company information and disclosure and assignment of inventions to the Company and includes a two-year post-employment non-compete obligation by the employee with payment to the employee of one to two months' salary as severance pay if his or her employment is terminated by the Company other than for gross misconduct. The Company, at its option, can release the employee from the non-compete obligations, in which case no severance payment would be made. When they were hired, Messrs. Kelsey and Crosier signed Non-Compete and Confidentiality Agreements and would be entitled to two months' severance pay if their employment were terminated by the Company under the circumstances specified in the Agreement. None of the other named executive officers has an employment agreement or other agreement providing for severance upon termination of his employment.

Mr. Prosser entered into a consulting agreement with the Company in connection with his retirement from employment at the end of 2006. Mr. Prosser is providing consulting services on assigned projects during 2007 for which he will be paid the aggregate amount of 100,000 British pounds (or $182,837 based on the conversion rate in note 5 to the Summary Compensation Table below), payable in monthly installments. Upon mutual agreement, the consulting agreement can be extended for up to two additional one-year extensions.

The 1998 Contingent Stock Plan and the 2005 Contingent Stock Plan both have change of control provisions that provide that awards made under the plan will vest upon a change of control event as defined in each plan. As of December 31, 2006, the named executive officers held unvested awards as specified in the table below entitled "Outstanding Equity Awards at 2006 Fiscal Year-End." All of those unvested shares would have vested upon the occurrence of such a change of control event on that date. Unvested awards also vest upon the death or permanent and total disability of the employee.

Executive Officer Stock Ownership Guidelines

In order to align the interests of directors, executive officers and stockholders, we believe that our directors and executive officers should have a significant financial stake in the Company. To further that goal, we adopted stock ownership guidelines during 2006 for directors and for executive officers and other key executives. The stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, are described above under "Director Compensation—Director Stock Ownership Guidelines." Executive officers are required to hold a multiple of their salary plus bonus, where the multiple ranges from four for the Chief Executive Officer, to three for the Senior Vice Presidents and two for the other executive officers. Unvested awards under the Company's Contingent Stock Plans and share equivalents held in the Profit-Sharing Plan and the 401(k) Thrift Plan are included. Executive officers have five years from the later of the adoption of the stock ownership guidelines or their appointment as executive officers to reach the guidelines. Once the minimum stock ownership has been reached, executive officers are expected to retain approximately two-thirds (the amount remaining after payment of applicable withholding taxes) of any additional shares received as awards under the Company's long-term equity incentive programs until retirement. The Compensation Committee can approve exceptions to the stock ownership guidelines for executive officers in the event of home purchase, higher education expenses, major illness, gifts or financial hardship. As of March 27, 2007, all of the named executive officers who are subject to the guidelines (all except Mr. Prosser) have met the guidelines.

Executive
Compensation

Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for 2006 and the Company's 2007 proxy statement.

Organization and Compensation Committee

Charles F. Farrell, Jr., Chair
Michael Chu
Jacqueline B. Kosecoff
William J. Marino

Summary Compensation Table

The following table includes information concerning 2006 compensation for the Company's Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers of the Company during 2006 who served as such at the end of the year, and a former executive officer of the Company who would have been one of the three most highly compensated executive officers of the Company during 2006 if he had continued to serve as an executive officer of the Company through the entire year.

Name and Principal Position	Year	Salary ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

William V. Hickey President and Chief Executive Officer	2006	$496,667	$889,208	$500,000	0	$106,622	$1,992,497
David H. Kelsey Senior Vice President and Chief Financial Officer	2006	347,833	462,250	215,000	0	57,890	1,082,973
David B. Crosier Senior Vice President	2006	327,500	469,747	200,000	0	76,938	1,074,185
Robert A. Pesci Senior Vice President	2006	347,833	186,621	215,000	0	56,016	805,470
Jonathan B. Baker Vice President	2006	290,000	190,763	80,000	0	48,948	609,711
J. Stuart K. Prosser[5] Retired Senior Vice President	2006	356,843	334,120	149,012	$475,376	61,985	1,377,336
1
The amounts in the Stock Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(revised) for awards under the 1998 Contingent Stock Plan and the 2005 Contingent Stock Plan and thus may include amounts for awards granted in and prior to 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 17, "Shareholders' Equity," of the Notes to the Company's consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers. See the Grants of Plan-Based Awards in 2006 table for information on awards made in 2006.

2
The amount shown for each named executive officer in the Non-Equity Incentive Plan Compensation column is attributable to a cash bonus paid in 2007 but earned for performance during 2006. The Company's cash bonus programs are described above under "Compensation Discussion and Analysis—Cash Bonuses."

3
The amount shown for Mr. Prosser represents the increase in actuarial present value of his accumulated benefit under The Sealed Air UK Pension Plan at December 31, 2006 as

Executive
Compensation

compared to December 31, 2005. See the Pension Benefits in 2006 table below for additional information, including the present value assumptions used in this calculation.

4
The amounts shown in the All Other Compensation column are attributable to the following:

	Mr. Hickey	Mr. Kelsey	Mr. Crosier		Mr. Pesci	Mr. Baker	Mr. Prosser

Dividends paid in 2006 on unvested awards*	$62,235	$9,000	$16,800		$6,000	$6,750	$12,600
Personal use of Company-leased car**	18,787	22,925	6,105		24,416	16,598
Car allowance			6,300				19,198
Reimbursement of taxes for use of Company-leased car	3,600	3,600			3,600	3,600
Company contribution to Profit-Sharing Plan	15,400	15,400	15,400		15,400	15,400
Company matching contributions to 401(k) Thrift Plan	6,600	6,965	6,233		6,600	6,600
Relocation benefits			26,100	***			7,766
Reimbursement of taxes for stock awards							22,421	‡
Total	$106,622	$57,890	$76,938		$56,016	$48,948	$61,985
*
Includes only awards made before 2006 under the 1998 Contingent Stock Plan or the 2005 Contingent Stock Plan. The Company began paying quarterly cash dividends during the first quarter of 2006, so the value of dividends paid on awards made in 2006 was factored into the grant date fair value of such awards included in the Stock Awards column.

**
The amounts shown for the cost to the Company of each of the Company-leased cars include the costs of the lease, maintenance, fuel and insurance coverage and, for Mr. Kelsey, a discount of $3,835 from fair market value for a car he purchased at the end of the lease term during 2006.

***
Includes tax gross-up of $8,721.

‡
Mr. Prosser was paid a tax gross-up to cover the income and social taxes on stock awards that vested during 2006 that exceeded 40% of the value realized upon vesting of the stock awards.

5
Mr. Prosser retired as an officer of the Company as of October 31, 2006 and retired from employment with a U.K. subsidiary of the Company at the end of 2006. For Mr. Prosser, all amounts in the Summary Compensation Table other than the amount in the Stock Award column and dividends paid in 2006 on unvested awards and relocation benefits included in the All Other Compensation column represent data converted from British pounds at the average exchange rate in 2006 of 1.82837 dollars per British pound.

Executive
Compensation

Grants of Plan-Based Awards in 2006

The following table sets forth additional information concerning stock awards granted during 2006 and non-equity incentive plan award targets for the named executive officers under the Company's cash bonus program for 2006.

Name	Grant Date	Estimated Possible Payout Under Non- equity Incentive Plan Awards Target[1] ($)	All Other Stock Awards: Number of Shares of Common Stock[2] (#)	Grant Date Fair Value of Stock Awards[3] ($)

William V. Hickey	2/16/2006	$500,000
	12/14/2006		60,000	$1,886,700
David H. Kelsey	2/16/2006	210,000
	4/6/2006		30,000	883,200
David B. Crosier	2/16/2006	185,000
	NA
Robert A. Pesci	2/16/2006	210,000
	12/14/2006		30,000	943,350
Jonathan B. Baker	2/16/2006	87,600
	NA
J. Stuart K. Prosser	2/16/2006	149,012
	NA
1
This column shows the 2006 cash bonus objective established in early 2006 for each of the named executive officers under the Company's cash bonus programs, described above under "Compensation Discussion and Analysis—Cash Bonuses."

2
This column shows the numbers of shares of restricted stock awarded to the named executive officers on the grant date in 2006 shown in the Grant Date column, adjusted for the Stock Split. All awards were made under the 2005 Contingent Stock Plan described above under "Compensation Discussion and Analysis—Stock Grants." All awards vest three years after the grant date. During the vesting period, holders of unvested shares are entitled to receive dividends on the same basis as dividends are paid to other stockholders and are entitled to vote the unvested shares.

3
This column shows the full grant date fair value of stock awards awarded in 2006 computed in accordance with FAS 123(revised). Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award's vesting period and is based on the closing price of the Company's Common Stock on the grant date. The value of dividends was factored into the grant date fair value for these awards.

Executive
Compensation

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table shows outstanding stock awards under the 1998 Contingent Stock Plan and the 2005 Contingent Stock Plan for the named executive officers as of December 31, 2006, as adjusted for the Stock Split.

Name	Number of Shares of Common Stock That Have Not Vested (#)	Market Value of Shares of Common Stock That Have Not Vested[1] ($)
William V. Hickey	150,000	$4,869,000
David H. Kelsey	60,000	1,947,600
David B. Crosier	56,000	1,817,760
Robert A Pesci	30,000	973,800
Jonathan B. Baker	NA
J. Stuart K. Prosser	NA

1
Based on the closing price of our Common Stock on December 29, 2006 as reported on the NYSE.

Shares vest as follows:

•
Mr. Hickey: 50,000 shares vest on February 5, 2007, 40,000 shares vest on February 16, 2008, and 60,000 shares vest on December 14, 2009

•
Mr. Kelsey: 30,000 shares vest on April 15, 2007, and 30,000 shares vest on April 6, 2009

•
Mr. Crosier: 24,000 shares vest on August 9, 2007, and 32,000 shares vest on August 9, 2008

•
Mr. Pesci: 30,000 shares vest on December 14, 2009

Stock Vested in 2006

The following table shows the number of shares acquired by the named executive officers on vesting of stock awards during 2006 as adjusted for the Stock Split, as well as the value of the shares realized upon vesting, in both cases before payment of any applicable withholding taxes. All shares shown in the table were awarded under the 1998 Contingent Stock Plan.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William V. Hickey	196,600	$5,682,724
David H. Kelsey	NA
David B. Crosier	NA
Robert A. Pesci	20,000	627,000
Jonathan B. Baker	30,000	824,400
J. Stuart K. Prosser	48,000	1,480,960

The value is based on the closing price of Common Stock on the vesting date after deducting the purchase price of $0.50 per share. In all cases, the Company withheld a portion of the vested shares to cover withholding taxes due upon vesting of the shares.

Executive
Compensation

Pension Benefits in 2006

The only named executive officer who participates in a defined benefit plan is Mr. Prosser. The table below shows information regarding his 2006 benefits under that defined benefit plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
J. Stuart K. Prosser	The Sealed Air UK Pension Plan	37 years and 8 months	$2,779,122	$718,630

The Sealed Air UK Pension Plan (the "Pension Plan") is a defined benefit plan that closed to new members on June 1, 2000. The Pension Plan provides benefits based on the member's complete years and months of service and final pensionable salary according to the following formula: 2% × final pensionable salary × pensionable service (up to maximum of 20 years) + 1 1/3% × final pensionable salary × pensionable service in excess of 20 years. Final pensionable salary is calculated as the average of the highest three consecutive Pension Plan salaries (basic annual salary less the basic state pension) in the last 15 years before retirement (or leaving). Active members contribute 5% of Pension Plan salary each year. The normal retirement age is 65 but with the Company's agreement, a member may retire at age 62 with no reduction (for members with less than 25 years' service), or from age 60 (for members with over 25 years' service).

In 2004, the Company agreed that Mr. Prosser could retire at or after age 60 with a reduction in benefits. In 2006, in connection with his retirement, the Company agreed that his entire salary could be considered in determining his benefits under the Plan, amending the arrangement made in 2004, in connection with his appointment as a Senior Vice President of the Company, when he and the Company had agreed that a portion of his salary would not be considered in determining his benefits under the Plan.

Mr. Prosser's retirement date for Pension Plan purposes was November 1, 2006. His pension benefit was based on the average of his highest three consecutive Pension Plan salaries in the last 15 years prior to his retirement. His final pensionable salary was $339,778 using the conversion rate described in note 5 to the Summary Compensation Table above. His credited service to his date of retirement was 37 years and 8 months.

The present value of his accumulated benefit at December 31, 2006 was calculated using the method and assumptions used to determine the projected benefit obligation for financial statement reporting purposes for the fiscal year ended December 31, 2006. In particular the following assumptions were used:

  Discount rate—5.25%

  Limited price indexation pension increases—3.0%

Using these assumptions the present value of his accumulated benefit at December 31, 2006 was $2,779,122.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

None of the named executive officers participates in a nonqualified defined contribution or other nonqualified deferred compensation plan.

Employment Contracts and Payments Upon Termination or Change in Control

See the information on employment contracts and payments upon termination or change in control above under "Compensation Disclosure and Analysis—Employment and Severance Arrangements."

Under the Non-Compete and Confidentiality Agreements signed by Messrs. Kelsey and Crosier, they would have been entitled to the following severance amounts if the Company had terminated their employment on December 31, 2006 other than for gross misconduct:

Mr. Kelsey	$58,333
Mr. Crosier	$55,000

Executive
Compensation

As noted above, the 1998 Contingent Stock Plan and the 2005 Contingent Stock Plan both have change of control provisions that provide that awards made under the plan will vest upon a change of control event as defined in each plan. Also, unvested awards vest upon the death or permanent and total disability of the employee. As of December 31, 2006, the named executive officers held unvested awards as specified in the table above entitled "Outstanding Equity Awards at 2006 Fiscal Year-End." All of those awards would have vested upon a change of control or the death or disability of the employee as of that date.

The Company generally permits a retiring employee who had the use of a Company-leased car while employed to purchase the car at a discount to fair market value. Employees who leave employment for any other reason are not generally eligible for this benefit. If any of the five named executive officers who had the use of a Company-leased car had retired as of December 31, 2006, the estimated discounts from fair market value to purchase the vehicle they use would have been as follows:

Mr. Hickey	$4,305
Mr. Kelsey	11,253
Mr. Crosier	13,909
Mr. Pesci	4,043
Mr. Baker	7,788

The benefits described or referenced above are in addition to benefits available generally to salaried employees of the Company upon termination of employment, such as, for U.S. employees, distributions under the Sealed Air Corporation 401(k) Thrift Plan and the Profit-Sharing Plan of Sealed Air Corporation, non-subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Certain
Relationships
and Related
Person
Transactions

Under the Audit Committee charter, the Audit Committee has the responsibility to review and, if appropriate, approve conflicts of interest or potential conflicts of interest involving senior financial executives of the Company and to act, or recommend Board action, on any other violations or potential violations of the Company's Code of Conduct by executive officers of the Company. Under the Company's Code of Conduct, the Board reviews any relationships or transactions that might constitute a conflict of interest for a director.

On February 16, 2007, the Board adopted its Related-Person Transactions Policy and Procedures. This Related-Person Policy is in writing and is posted on the Company's web site at www.sealedair.com. The Related-Person Policy provides for the review of all relationships and transactions in which the Company and any of its executive officers and directors or their immediate family members are participants to determine whether to approve or ratify such relationships or transactions, as well as whether such relationships or transactions might affect a director's independence or must be disclosed in the Company's proxy statement. All such transactions or relationships are covered if the aggregate amount may exceed $100,000 in a calendar year and the person involved has a direct or indirect interest other than solely as a director or a less than 10 percent beneficial ownership interest in another entity. The Related-Person Policy includes a list of pre-approved relationships and transactions. Determinations whether to approve or ratify any other relationship or transaction are based on the terms of the transaction, the importance of the relationship or transaction to the Company, whether the relationship or transaction could impair the independence of a non-employee director, or whether the relationship or transaction would present an improper conflict of interest for any director or executive officer of the Company, among other factors. Information on relationships and transactions is requested in connection with annual questionnaires completed by each of the Company's executive officers and directors.

The Nominating and Corporate Governance Committee has the responsibility to review and, if appropriate, approve or ratify all relationships and transactions under the Related-Person Policy, although the Board has delegated to the chair of the Nominating and Corporate Governance Committee and to the Chief Executive Officer of the Company the authority to approve or ratify specified transactions. For potential conflicts of interest involving an executive officer of the Company, the chair of the Nominating and Corporate Governance Committee and the chair of the Audit Committee can agree that only one of those Committees will address the matter. No director can participate in any discussion or approval of a relationship or transaction involving himself or herself (or one of his or her immediate family members).

The transactions described above under "Corporate Governance—Independence of Directors" were ratified in accordance with the Related-Person Policy.

Selection of
Independent
Auditor

The Audit Committee has approved the retention of KPMG LLP, an Independent Registered Public Accounting Firm, as the Company's independent auditor to examine and report on the Company's financial statements and the effectiveness of the Company's internal control over financial reporting for the fiscal year ending December 31, 2007, subject to ratification of the retention by the stockholders at the Annual Meeting. KPMG has acted as the independent auditor for the Company since 1998, and the Audit Committee considers the firm to be well qualified. Proxies received in response to this solicitation will, in the absence of contrary specification, be voted in favor of ratification of the appointment.

Representatives of KPMG will be present at the Annual Meeting. The KPMG representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

Principal Independent Auditor Fees	The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit Fees[1]	$6,754,000	$6,933,000
Audit-Related Fees[2]	230,000	231,000
Tax Fees[3]	248,000	318,000
All Other Fees[4]	—	2,000

Total Fees	$7,232,000	$7,484,000

1
Includes services relating to audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting, review of quarterly financial statements, statutory audits, consents, and assistance with the review of documents filed with the SEC.

2
Includes services relating to employee benefit plan audits, captive insurance audit (2005 only), and due diligence assistance.

3
Includes services for global tax compliance, international expatriate tax compliance (2005 only), and special projects.

4
Includes miscellaneous services in 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Committee or a member of the Committee to pre-approve all engagements of the Company's independent auditor. Each year, the Audit Committee must approve the independent auditor's retention to audit the Company's financial statements, subject to ratification by the stockholders at the annual meeting. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or a member of the Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of the Company's subsidiaries. The Audit Committee or its chair pre-approved all audit and non-audit services provided by KPMG LLP during 2006.

Report of
the Company's
Audit Committee

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial reporting processes and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is available on the Company's web site at www.sealedair.com.

Management is responsible for the Company's system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the report on the Company's internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on the financial statements, for attesting to management's report on the Company's internal control over financial reporting and for reporting on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the Company's independent auditor, to review and discuss the December 31, 2006 audited consolidated financial statements. Management represented that the financial statements were prepared in accordance with U.S. generally accounting principles. The Audit Committee discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received from KPMG written disclosures and the letter that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee also considered whether KPMG's provision of non-audit services and the audit and non-audit fees paid to KPMG were compatible with maintaining that firm's independence. On the basis of these reviews, the Audit Committee determined that KPMG has the requisite independence.

Management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting as of December 31, 2006 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and from KPMG at Committee meetings throughout the year and provided oversight of the process. Prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 with the SEC, the Audit Committee also reviewed management's report on the effectiveness of the Company's internal control over financial reporting to be contained in the Company's Form 10-K, as well as the Reports of Independent Registered Public Accounting Firm provided by KPMG, also to be included in the Company's Form 10-K. KPMG's reports in that Form 10-K related to its audit of the Company's consolidated financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessment of the effectiveness of internal control over financial reporting.

Based upon the Audit Committee's discussions with management and the independent auditor and the Audit Committee's review of the information provided by and the representations of management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2006 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the SEC. The Audit Committee also selected KPMG as the Company's independent auditor for the fiscal year ending December 31, 2007, subject to ratification of the selection by the Company's stockholders.

Audit Committee

Hank Brown, Chair
Michael Chu
Lawrence R. Codey
Kenneth P. Manning

Stockholder Proposals
for the 2008
Annual Meeting

In order for stockholder proposals for the 2008 annual meeting of stockholders to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting, the Company must receive them at its principal office in Elmwood Park, New Jersey, directed to the attention of the Secretary, no later than December 7, 2007. The Company's By-laws set forth the procedures stockholders must follow in order to present any business at an annual meeting of stockholders, other than proposals included in the Company's Proxy Statement. In addition to any other applicable requirements, for business to be properly brought before the 2008 annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form including all required information to the Secretary of the Company. To be timely, the Company must receive a stockholder's notice to the Secretary at the principal office of the Company between December 8, 2007 and February 20, 2008, provided that, if the 2008 annual meeting is called for a date that is not within 30 days before or after May 18, 2008, then the Company must receive the notice from the stockholder a reasonable time before the Company mails its proxy statement for the 2008 annual meeting. A copy of the Company's By-laws is posted on the Company's web site at www.sealedair.com.

Delivery of Documents to Security Holders Sharing an Address

The Company is delivering, or making available electronically, this Proxy Statement and its 2006 Annual Report to Stockholders to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Annual Report and Proxy Statement if previously notified by their bank, broker or other holder. This process by which the Company delivers only one annual report or proxy statement, as the case may be, to multiple security holders sharing an address, unless it receives contrary instructions from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless the Company receives instructions to the contrary from one or more of the stockholders within the household. Street name stockholders in a single household who receive only one copy of the Annual Report and Proxy Statement may request to receive separate copies. Also, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future. Street name stockholders should follow the householding instructions provided on the Voting Instructions Form. Copies of this Proxy Statement and the 2006 Annual Report are available promptly, without charge, by calling 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033.
Other Matters

The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by the Company. Georgeson Shareholder will solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by these persons. The Company will pay Georgeson a fee of $13,000 covering its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, directors, officers and employees of the Company, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission.

 By Order of the Board of Directors
 H. KATHERINE WHITE
 Secretary

 Elmwood Park, New Jersey
April 5, 2007

Annex A

SEALED AIR CORPORATION
STANDARDS FOR DIRECTOR INDEPENDENCE
February 16, 2007

        Under the Corporate Governance Guidelines adopted by the Board of Directors of Sealed Air Corporation and the requirements of the New York Stock Exchange (NYSE), the Board of Directors must consist of a majority of independent directors. Its three standing committees—the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee—are composed entirely of directors who are independent.

        For a director to be deemed "independent," the Board of Directors must affirmatively determine, based on all relevant facts and circumstances, that the director has no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist with the determination of independence, the Board of Directors has established categorical standards consistent with the corporate governance standards of the NYSE. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence described below, the Board of Directors reviews all other relationships with the Company in order to conclude that each independent director has no material relationship with the Company.

        The Board of Directors annually reviews the independence of all non-employee directors. The Company identifies the directors that it has determined to be independent and discloses the basis for that determination in its annual proxy statement for the election of directors.

Material Relationships with the Company

        A director would be deemed to have a material relationship with the Company in any of the following circumstances:

  •
  the director is or has been within the last three years an employee, or has an immediate family member who is or has been within the last three years an executive officer, of the Company or any of its subsidiaries;

  •
  the director has received, or a member of the director's immediate family has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any of its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service and provided further that compensation received by a director for former service as an interim chairman or executive officer or by an immediate family member for service as an employee other than an executive officer need not be considered);

  •
  (i) the director is, or has a member of the director's immediate family who is, a current partner of a firm that is the internal or external auditor of the Company or any of its subsidiaries, (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director was, or has a member of the director's immediate family who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries;

  •
  the director is employed, or has a member of the director's immediate family who is employed, or has been within the last three years employed, as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee;

  •
  the director is an employee, or has a member of the director's immediate family who is an executive officer, of another company that makes payments to, or receives payments from, the Company and its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  •
  the director serves as an executive officer of a charitable organization to which the Company has contributed, in any one year within the preceding three years, in excess of the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

Material Relationships with an Executive Officer

        Consistent with the expectation that non-employee directors will not have professional or financial relationships (including side-by-side investments) that could impair their independence, a director will be deemed to have a material relationship with the Company and not be considered independent, if any of the following apply:

  •
  the director receives, or has an immediate family member who receives, any direct compensation from an executive officer or any immediate family member of an executive officer of the Company;

A-1

  •
  an entity affiliated with the director or with an immediate family member of a director receives any payment from any executive officer of the Company, other than in a routine, commercial or consumer transaction with terms no more favorable than those customarily offered to similarly-situated persons;

  •
  the director or an immediate family member of a director receives, or is affiliated with an entity that receives, any payment, whether direct or indirect, for legal, accounting, financial or other professional services provided to an executive officer of the Company or an immediate family member of an executive officer; and

  •
  the director or an immediate family member of a director is a current executive officer of a tax-exempt organization that receives contributions from an executive officer of the Company, in an amount that exceeds the lesser of $100,000 or 1% of the tax exempt organization's consolidated gross revenues in that fiscal year.

Relationships That Are Not Material

        A director generally will not be deemed to have a material relationship with the Company and will be considered independent, if any of the following, when viewed singularly, apply:

  •
  a transaction in which the director's interest arises solely from the director's position as a director of another corporation or organization that is a party to the transaction, and the director did not participate in furtherance or approval of the transaction and the transaction was negotiated on an arms' length basis;

  •
  a transaction in which the director's interest arises solely from the director's ownership of an equity or limited partnership interest in the other party to the transaction, so long as the aggregate ownership of all directors, director nominees, executive officers and five percent stockholders of the Company (together with their immediate family members) does not exceed 5% of the equity or partnership interests in that other party;

  •
  a transaction in which the director's interest arises solely from the director's status as an employee or non-controlling equity owner of a company to which the Company was indebted at the end of the Company's last full fiscal year in an aggregate amount not in excess of 5% of the Company's total consolidated assets;

  •
  ownership by the director of equity or other securities of the Company, as long as the director is not the beneficial owner, directly or indirectly, of more than 10% of any class of the Company's equity securities;

  •
  the receipt by the director of compensation for service as a member of the Board of Directors or any committee thereof, including regular benefits received by other non-employee directors;

  •
  any other relationship or transaction that is not listed above and in which the amount involved does not exceed $100,000;

  •
  any immediate family member of the director having any of the above relationships; and

  •
  any relationship between the Company and a non-immediate family member of the director.

Definitions

        For purposes of these standards:

  •
  An "executive officer" means an "officer" for the purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

  •
  An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants and domestic employees) who shares such person's home. When applying the three year look-back provisions above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as "independent." This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to any other approval requirements of the Company.

A-2

Annex B

POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD

1.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders for open positions on the Board.

2.
Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.
the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation's charter and by-laws; and

b.
the candidate, if elected, will comply with the Corporation's Code of Conduct for directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

  In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation's standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board's qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation's Board as provided in the Corporation's process for identifying and evaluating nominees for director.

3.
In addition to the information to be provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.
the name and address of the stockholder as they appear in the Corporation's books and the class and number of shares of the Corporation's stock held beneficially and of record by the stockholder; and

b.
a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.
A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board's approval of nominations for the annual meeting to permit the Nominating and Corporate Governance Committee and the Board to complete its evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation's previous annual meeting of stockholders.

5.
Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Nominating and Corporate Governance Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.
Candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

B-1

Annex C

QUALIFICATIONS FOR NOMINATION TO THE BOARD

        The Nominating and Corporate Governance Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.
Directors should be of the highest ethical character and share the values of Sealed Air Corporation as reflected in its Code of Conduct.

2.
Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.
In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race and specialized experience.

4.
Each Director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

5.
In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of Sealed Air Corporation.

6.
The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.
Each Director should be "financially literate," and some should be considered "financial experts" as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.
Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.
Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board, although the Board has not adopted a retirement age for Directors.

10.
The Nominating and Corporate Governance Committee will also consider any other factors related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

C-1

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

Saddle Brook Marriott
Garden State Parkway at I-80
Saddle Brook, New Jersey 07663
(201) 843-9500

        LOCATION:    Located at the intersection of the Garden State Parkway and Interstate 80 ("I-80"), approximately 10 miles west of New York City, in an area served by Newark, LaGuardia and JFK International airports.

        FROM THE NORTH:    Traveling South on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/Paterson/George Washington Bridge. Keep right. Take the first right off the exit road following signs for Saddle Brook. Keep right and merge onto Molnar Drive. Keep right at the fork on Molnar Drive and merge onto Midland Avenue. Make "jug handle" turn from Midland Avenue onto New Pehle Avenue. Hotel will be on your left at the corner of New Pehle Avenue and Pehle Avenue.

        FROM THE EAST:    Traveling West on I-80—Take the Garden State Parkway/Saddle Brook exit (Exit No. 62) from the local lanes toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

        FROM THE SOUTH:    Traveling North on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/G. Washington Bridge. Keep right. Follow the I-80 West/Saddle Brook sign onto New Pehle Avenue. Hotel will be on your immediate right.

        FROM THE WEST:    Traveling East on I-80—Take the Garden State Parkway/Saddle Brook/Saddle River Road exit (Exit No. 62A-B) toward Saddle Brook. Then take the Garden State Parkway/Saddle Brook exit (Exit No. 62A) toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

SEALED AIR CORPORATION
PROXY/VOTING INSTRUCTION CARD
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The signer hereby appoints William V. Hickey, David H. Kelsey and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the "Proxy Committee"), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the "2007 Annual Meeting") to be held at 10:00 a.m., Eastern Time, on May 18, 2007 at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2007 Annual Meeting.

        If the signer is a participant in Sealed Air Corporation's Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2007 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2007 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 5:00 p.m. (Eastern Time) on May 15, 2007.

        The signer hereby revokes all proxies previously given by the signer to vote at the 2007 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation's Proxy Statement for the 2007 Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED
ON THE REVERSE SIDE.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote for Proposals 1 through 10. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 10. Please date and sign and return this proxy promptly.

        Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

PROPOSALS

FOR THE SEALED AIR CORPORATION 2007 ANNUAL MEETING OF STOCKHOLDERS

1.	Election of Hank Brown as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Michael Chu as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Election of Lawrence R. Codey as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Election of T. J. Dermot Dunphy as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Election of Charles F. Farrell, Jr. as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	Election of William V. Hickey as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.	Election of Jacqueline B. Kosecoff as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.	Election of Kenneth P. Manning as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

9.	Election of William J. Marino as a Director.	FOR ☐	AGAINST ☐	ABSTAIN ☐

10.	Ratification of the appointment of KPMG LLP as the independent auditor for the year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

11.	In accordance with the Proxy Committee's discretion, upon such other matters as may properly come before the meeting.

PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.    ☐

Signature(s)	Date

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time, the day prior to annual meeting day (except see the date on the reverse side for voting with respect to allocated shares held through Sealed Air Corporation's Profit-Sharing Plan or its 401(k) Thrift Plan).

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/see		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

        Choose MLink (SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to InvestorServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at www.sealedair.com

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!

You can now access your SEALED AIR CORPORATION account online.

Access your Sealed Air Corporation stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Sealed Air Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please note that Internet and telephone voting is not available to stockholders who have not exchanged their W. R. Grace & Co. ("Old Grace") shares issued prior to March 31, 1998 (Cusip #383911 10 4) for shares of Sealed Air Corporation.

You may vote those shares using the attached proxy card. To vote please mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.

For information regarding the exchange of Old Grace shares, please contact our Stock Transfer Agent, Mellon Investor Services LLC. Their contact information can be located in the enclosed Sealed Air Corporation 2006 Annual Report to Stockholders.

QuickLinks

Notice of Annual Meeting of Stockholders May 18, 2007
Contents
SEALED AIR CORPORATION STANDARDS FOR DIRECTOR INDEPENDENCE February 16, 2007
POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD
QUALIFICATIONS FOR NOMINATION TO THE BOARD
DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS
SEALED AIR CORPORATION PROXY/VOTING INSTRUCTION CARD FOR 2007 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS